Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated May 06, 2025, except for Note 8 and 25 dated June 20, 2025, relating to the consolidated financial statements of Nocera, Inc. and its subsidiaries for the year ended December 31, 2024, appearing in the Annual Report on Form 10-K/A of Nocera, Inc. and its subsidiaries for the year ended December 31, 2024.

/s/ Enrome LLP

Singapore

October 23, 2025

PCAOB ID #6907